EXHIBIT 4.1

EXECUTION VERSION
PUBLIC SERVICE COMPANY OF NEW MEXICO
TO
MUFG UNION BANK, N.A.
Trustee

_____________________________________

ELEVENTH SUPPLEMENTAL INDENTURE
Dated as of September 1, 2016
To
INDENTURE
Dated as of March 11, 1998
_____________________________________

Providing for
two series of Farmington Senior Unsecured Notes
2016 Pollution Control Series A & B Senior Unsecured Notes

ELEVENTH SUPPLEMENTAL INDENTURE, dated as of September 1, 2016, between PUBLIC SERVICE COMPANY OF NEW MEXICO, a corporation duly organized and existing under the laws of the State of New Mexico (the “Company”), having its principal office at 414 Silver Ave. S.W., Albuquerque, New Mexico 87102, and MUFG UNION BANK, N.A. (formerly known as Union Bank, N.A.), a national banking association (as ultimate successor to The Chase Manhattan Bank, as trustee), as Trustee (the “Trustee”) under the Indenture dated as of March 11, 1998 between the Company and the Trustee (the “Indenture”).
RECITALS OF THE COMPANY
The Company has executed and delivered the Indenture to The Chase Manhattan Bank, as Trustee, to provide for the issuance from time to time of its senior notes (the “Notes”), said Notes to be issued in one or more series as in the Indenture provided.
The Company has executed and delivered to the Trustee a First Supplemental Indenture, dated as of March 11, 1998, between the Company and the Trustee to establish the forms and terms of seven series of Notes, a Second Supplemental Indenture, dated as of March 11, 1998, between the Company and the Trustee to establish the forms and terms of three series of Notes, a Third Supplemental Indenture, dated as of October 1, 1999, between the Company and the Trustee to establish the form and terms of one series of Notes, a Fourth Supplemental Indenture, dated as of May 1, 2003, between the Company and the Trustee to establish the form and terms of one series of Notes, a Fifth Supplemental Indenture, dated as of May 1, 2003, between the Company and the Trustee to establish the form and terms of one series of Notes, a Sixth Supplemental Indenture, dated as of May 1, 2003, between the Company and the Trustee to establish the form and terms of one series of Notes, a Seventh Supplemental Indenture, dated as of June 1, 2007, between the Company and the Trustee to establish the form and terms of one series of Notes and to amend the Indenture, an Eighth Supplemental Indenture, dated as of June 1, 2010, between the Company and the Trustee to establish the forms and terms of six series of Notes, a Ninth Supplemental Indenture, dated as of June 1, 2010, between the Company and the Trustee to establish the forms and terms of two series of Notes, and a Tenth Supplemental Indenture, dated as of September 1, 2012 to establish the form and terms of one series of Notes (the Indenture, as supplemented and amended by said First Supplemental Indenture, said Second Supplemental Indenture, said Third Supplemental Indenture, said Fourth Supplemental Indenture, said Fifth Supplemental Indenture, said Sixth Supplemental Indenture, said Seventh Supplemental Indenture, said Eighth Supplemental Indenture, said Ninth Supplemental Indenture and said Tenth Supplemental Indenture, collectively, the “Indenture, as heretofore supplemented”).
    Effective as of May 1, 2011, MUFG Union Bank, N.A. (under its then name, Union Bank, N.A.) succeeded to The Bank of New York Mellon Trust Company, N.A. as Trustee. Effective as of October 1, 2006, The Bank of New York Mellon Trust Company, N.A. (under its then name, The Bank of New York Trust Company, N.A.) succeeded to JPMorgan Chase Bank,

N.A. (formerly JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)) as Trustee.
Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of two new series of Notes to be known as its 2016 Pollution Control Series A Senior Unsecured Notes (the “2016A Notes”) and its 2016 Pollution Control Series B Senior Unsecured Notes (the “2016B Notes”, and together with the 2016A Notes, the “2016 Notes”), the form and substance of the 2016 Notes and the terms, provisions, and conditions thereof to be set forth as provided in the Indenture, as heretofore supplemented, and this Eleventh Supplemental Indenture.
The Company and the City of Farmington, in the County of San Juan, an incorporated municipality, a body politic and corporate, existing under the constitution and laws of the State of New Mexico (together with its successors and assigns, the “City”), are concurrently herewith entering into a Third Amended and Restated Installment Sale Agreement, dated as of September 1, 2016, relating to certain facilities located at the San Juan Generating Station, between the City, as vendor, and the Company, as vendee (amending and restating the Second Amended and Restated Installment Sale Agreement dated as of April 1, 2003, which amended and restated the Amended and Restated Installment Sale Agreement dated as of December 1, 1992, which amended and restated the Installment Sale Agreement dated as of April 1, 1976, each between the City, as vendor, and the Company, as vendee), and a Third Amended and Restated Installment Sale Agreement, dated as of September 1, 2016, relating to certain facilities located at the Four Corners Generating Station, between the City, as vendor, and the Company, as vendee (amending and restating the Second Amended and Restated Installment Sale Agreement dated as of April 1, 2003, which amended and restated the Amended and Restated Installment Sale Agreement dated as of December 1, 1992, which amended and restated the Installment Sale Agreement dated as of May 15, 1980, each between the City, as vendor, and the Company, as vendee) (collectively, the “Series A Sale Agreements”), whereby the City has agreed to cooperate with the Company and will issue and deliver its pollution control revenue refunding bonds under the Pollution Control Revenue Bond Act, §§ 3-59-1 to 3-59-14 NMSA 1978, as amended.
The Company and the City are concurrently herewith entering into a Third Amended and Restated Installment Sale Agreement, dated as of September 1, 2016, relating to certain facilities located at the San Juan Generating Station and the Four Corners Generating Station, between the City, as vendor, and the Company, as vendee (amending and restating the Second Amended and Restated Installment Sale Agreement dated as of May 1, 2003, which amended and restated the Amended and Restated Installment Sale Agreement dated as of August 15, 1993, which amended and restated the Installment Sale Agreement dated as of October 1, 1983, each between the City, as vendor, and the Company, as vendee) (the “Series B Sale Agreement” and together with the Series A Sale Agreements, the “Sale Agreements”), whereby the City has agreed to cooperate with the Company and will issue and deliver its pollution control revenue refunding bonds under the Pollution Control Revenue Bond Act, §§ 3-59-1 to 3-59-14 NMSA 1978, as amended.

Pursuant to Ordinance No. 2016-1291, as supplemented by Resolution No. 2016-1606 (as so supplemented, the “Series A Ordinance”), the City has (1) authorized and provided for the issuance of $46,000,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds, 2016 Series A (Public Service Company of New Mexico San Juan and Four Corners Projects) (the “Series A Refunding Bonds”) and (2) appointed BOKF, NA as trustee under the Series A Ordinance (together with any successor trustee under the Series A Ordinance, the “Series A Refunding Bond Trustee”).
Pursuant to Ordinance No. 2016-1292, as supplemented by Resolution No. 2016-1606 (as so supplemented, the “Series B Ordinance”, and together with the Series A Ordinance, the “Ordinance”), the City has (1) authorized and provided for the issuance of $100,000,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds, 2016 Series B (Public Service Company of New Mexico San Juan and Four Corners Projects) (the “Series B Refunding Bonds” and together with the Series A Refunding Bonds, the “Refunding Bonds”) and (2) appointed BOKF, NA, as trustee under the Series B Ordinance (together with any successor trustee under the Series B Ordinance, the “Series B Refunding Bond Trustee” and together with the Series A Refunding Bond Trustee, the “Refunding Bond Trustee”).
Under the Series A Sale Agreements, the Company is obligated to make certain payments to the City, which the City has pledged and assigned to the Series A Refunding Bond Trustee by the terms of the Series A Ordinance, to provide for the payment of the principal and premium, if any, the Purchase Price (as defined in the Series A Ordinance), and interest due on, the Series A Refunding Bonds.
Under the Series B Sale Agreement, the Company is obligated to make certain payments to the City, which the City has pledged and assigned to the Series B Refunding Bond Trustee by the terms of the Series B Ordinance, to provide for the payment of the principal and premium, if any, the Purchase Price (as defined in the Series B Ordinance), and interest due on, the Series B Refunding Bonds.
The Company, by the Guaranty Agreement, dated as of September 1, 2016 (the “Series A Guaranty”), by and between the Company and the Series A Refunding Bond Trustee, guarantees payment of the principal and premium, if any, the Purchase Price (as defined in the Series A Ordinance), and interest on the Series A Refunding Bonds (the “Series A Guaranteed Amounts”) and agrees to issue the 2016A Notes, to be delivered to the Series A Refunding Bond Trustee, as security for the performance of the Company’s obligation under the Series A Guaranty to pay the Series A Guaranteed Amounts.
The 2016A Notes will (x) be issued in an aggregate principal amount equal to the aggregate principal amount of the Series A Refunding Bonds being issued and mature on April 1, 2033 (the stated maturity date for the Series A Refunding Bonds), (y) bear interest (but only from the Initial Interest Accrual Date, if any, determined in accordance with Section 1.03 below) at the same interest rate from time to time borne by the Series A Refunding Bonds and (z) be subject to redemption prior to maturity at the time, in the amount, and at the same redemption premium, if any, applicable to the Series A Refunding Bonds.
The Company, by the Guaranty Agreement, dated as of September 1, 2016 (the “Series B Guaranty”, and together with the Series A Guaranty, the “Guaranty”), by and between the Company and the Series B Refunding Bond Trustee, guarantees payment of the principal and premium, if any, the Purchase Price (as defined in the Series B Ordinance), and interest on the Series B Refunding Bonds (the “Series B Guaranteed Amounts”, and together with the Series A Guaranteed Amounts, the “Guaranteed Amounts”) and agrees to issue the 2016B Notes, to be delivered to the Series B Refunding Bond Trustee, as security for the performance of the Company’s obligation under the Series B Guaranty to pay the Series B Guaranteed Amounts.
The 2016B Notes will (x) be issued in an aggregate principal amount equal to the aggregate principal amount of the Series B Refunding Bonds being issued and mature on April 1, 2033 (the stated maturity date for the Series B Refunding Bonds), (y) bear interest (but only from the Initial Interest Accrual Date, if any, determined in accordance with Section 1.03 below) at the same interest rate from time to time borne by the Series B Refunding Bonds and (z) be subject to redemption prior to maturity at the time, in the amount, and at the same redemption premium, if any, applicable to the Series B Refunding Bonds.
Section 9.01 of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture as in said Section 9.01 provided, and the Company desires to amend the Indenture, as heretofore supplemented, as hereinafter provided, and has requested that the Trustee join in the execution and delivery hereof.
All things necessary to make this Eleventh Supplemental Indenture a valid agreement of the Company, and to make the 2016 Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.
NOW, THEREFORE, THIS ELEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:
For and in consideration of the premises and the acceptance of the 2016 Notes by the Refunding Bond Trustee as collateral security for the Refunding Bonds, and for the purpose of setting forth, as provided in the Indenture, the forms and substance of the 2016 Notes and the terms, provisions, and conditions thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the 2016 Notes, as follows:
ARTICLE ONE
GENERAL TERMS AND CONDITIONS
OF THE 2016_NOTES
SECTION 1.01. There shall be and are hereby authorized two new series of Notes designated as follows:

1.	“2016 Pollution Control Series A Senior Unsecured Notes”, limited in aggregate principal amount to $46,000,000; and

2.	“2016 Pollution Control Series B Senior Unsecured Notes”, limited in aggregate principal amount to $100,000,000.
The aggregate principal amount of the 2016A Notes to be authenticated and delivered shall be $46,000,000 and the aggregate principal amount of the 2016B Notes to be authenticated and delivered shall be $100,000,000. Subject to the provisions of Section 1.03 below, the 2016 Notes shall bear no interest until an Initial Interest Accrual Date, if any, has been determined in accordance with Section 1.03 below. Subject to the provisions of Section 1.04 below, the 2016 Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on April 1, 2033, and shall be issued in the form of registered Notes without coupons, in denominations of $5,000 and any integral multiple thereof. Each of the 2016 Notes shall be dated as of the date of its authentication.
SECTION 1.02. The 2016A Notes shall be issued to and registered in the name of the Series A Refunding Bond Trustee under the Series A Ordinance and shall be non-transferable, except as may be required to effect transfer to any successor trustee to the Series A Refunding Bond Trustee under the Series A Ordinance. The 2016B Notes shall be issued to and registered in the name of the Series B Refunding Bond Trustee under the Series B Ordinance and shall be non-transferable, except as may be required to effect transfer to any successor trustee to the Series B Refunding Bond Trustee under the Series B Ordinance. Principal of, and premium, if any, and interest on the 2016 Notes will be payable, and registration of transfer and exchanges of the 2016 Notes may be effected, and notices and demands to or upon the Company in respect of the 2016 Notes and the Indenture, as heretofore supplemented, and as may hereafter be supplemented or amended from time to time, may be served at the office or agency of the Company maintained for that purpose which shall be the Corporate Trust Office of the Trustee. The 2016 Notes shall be deemed fully paid, and the obligation of the Company thereunder shall be terminated, to the extent and in the manner provided in Section 1.05 hereof.
SECTION 1.03. The 2016A Notes shall be issued to the Series A Refunding Bond Trustee to secure the obligations of the Company under the Series A Guaranty to pay the Series A Guaranteed Amounts. The 2016B Notes shall be issued to the Series B Refunding Bond Trustee to secure the obligations of the Company under the Series B Guaranty to pay the Series B Guaranteed Amounts. In the event of failure by the Company to make any payment of any Guaranteed Amounts when and as required to be made by the Company under either Guaranty, the related series of 2016 Notes shall bear interest at the rate or rates of interest from time to time borne by the corresponding series of Refunding Bonds for the corresponding Rate Period (as defined in the applicable Ordinance for such series of Refunding Bonds) from the last day to which interest on the applicable series of Refunding Bonds has been paid in full prior to the failure of the Company to pay such Guaranteed Amounts or, if interest on the Refunding Bonds has never been paid in full, from the date of the original issuance of the Refunding Bonds (such date being herein defined as the “Initial Interest Accrual Date”), and interest at such rate or rates shall be payable on each date on which such interest on the applicable series of Refunding

Bonds shall from time to time be due and payable (each an “Interest Payment Date”), commencing on the first Interest Payment Date applicable to such series following the Initial Interest Accrual Date, until the principal of the 2016 Notes shall be paid or made available for payment.
The Trustee may conclusively presume that no payments with respect to interest on the 2016 Notes are due unless and until the Trustee shall have received a written certificate from the applicable Refunding Bond Trustee, signed by an authorized officer of such Refunding Bond Trustee, certifying that the Company has failed to make a payment of any Guaranteed Amount when and as required to be made by it under the applicable Guaranty and specifying such Guaranteed Amount, the Initial Interest Accrual Date, the Interest Payment Date(s) and such other terms as shall be applicable to the payment of interest on the 2016 Notes. The Trustee may conclusively rely and shall be fully protected in acting upon any such certificate and shall have no duty with respect to the terms specified in any such certificate other than to make them available for inspection by the Company.
SECTION 1.04. The 2016 Notes shall be redeemed, in whole or in part, at the principal amount thereof plus any premium, as hereinafter provided, and any accrued and unpaid interest from the Initial Interest Accrual Date to their redemption date, if the applicable Refunding Bond Trustee notifies the Trustee in writing that Refunding Bonds are subject to redemption as provided in Section 3.02 of the applicable Ordinance. Any such notice must be received by the Trustee no later than five days (unless a shorter period of time is acceptable to the Trustee) prior to any redemption date fixed for the Refunding Bonds to be redeemed and shall specify the principal amount of such Refunding Bonds anticipated as of the date of such notice to be redeemed, the date fixed for their redemption, the redemption premium, if any, and the amount of accrued and unpaid interest anticipated to be paid thereon. In the event such notice is given to the Trustee as provided above, the redemption date of the 2016 Notes shall be the date on which the Refunding Bonds are fixed for redemption, and on such date the said 2016 Notes shall become due and payable in the same principal amount as the Refunding Bonds in fact redeemed pursuant to Section 3.01 of the Ordinance. The redemption price payable in respect of the 2016 Notes shall include a premium in the event (and only in the event) that any redemption premium is payable in respect of the corresponding series of Refunding Bonds in fact redeemed pursuant to Section 3.01 of the applicable Ordinance, and, in such event, the amount of such premium in respect of the redemption price of the 2016 Notes shall be an amount equal to the redemption premium so payable in respect of such Refunding Bonds. The Company shall deposit in trust with the Trustee on the redemption date an amount of money sufficient to pay the principal amount, plus any premium and accrued and unpaid interest, if any, to the date fixed for redemption on the 2016 Notes to be redeemed (the “Redemption Price”). Upon presentation to the Trustee of any of the 2016 Notes by the Refunding Bond Trustee for payment of the Redemption Price, such 2016 Notes so presented shall be redeemed and paid in full. However, if, in lieu of presenting the 2016 Notes due for redemption, the Refunding Bond Trustee shall deliver such 2016 Notes to the Trustee for cancellation, then, and in that event, subject to Section 1.05 hereof, such of the 2016 Notes so presented for cancellation shall be deemed fully paid, and if any monies shall have been deposited with the Trustee for such redemption, then such moneys shall be paid over to the Company, and the 2016 Notes so presented for cancellation shall be canceled in accordance with Section 1.05 hereof.
SECTION 1.05. Upon surrender by the Refunding Bond Trustee or the Company to the Trustee hereunder of any of the 2016 Notes for cancellation, such 2016 Notes shall be deemed fully paid and the obligations of the Company thereunder terminated, and such 2016 Notes shall be cancelled by the Trustee and disposed of by the Trustee pursuant to and in accordance with Section 3.09 of the Indenture, as heretofore and hereby amended.
SECTION 1.06. The 2016 Notes shall be defeasible pursuant to Section 13.02 and Section 13.03 of the Indenture.
SECTION 1.07. Regulatory Statement. Pursuant to the terms of an order issued by the New Mexico Public Regulation Commission after the execution and delivery of the Indenture, the Company is required to include the following covenants in any debt instrument:
The Company and its corporate parent, PNM Resources, Inc. (“Parent”), are being operated as separate corporate and legal entities.  In agreeing to make loans to Parent, Parent's lenders are relying solely on the creditworthiness of Parent based on the assets owned by Parent, and the repayment of the loan will be made solely from the assets of Parent and not from any assets of the Company; and the Parent's lenders will not take any steps for the purpose of procuring the appointment of an administrative receiver or the making of an administrative order for instituting any bankruptcy, reorganization, insolvency, wind up or liquidation or any like proceeding under applicable law in respect of the Company.

ARTICLE TWO
FORM OF THE 2016_NOTES

SECTION 2.01. The 2016 Notes and the Trustee’s certificate of authentication to be endorsed thereon are to be substantially in the following form:
Pursuant to Section 1.02 of the Eleventh Supplemental Indenture, dated as of September 1, 2016, supplemental to the Indenture, dated as of March 11, 1998, between Public Service Company of New Mexico and MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.) (as ultimate successor to The Chase Manhattan Bank, as trustee), as Trustee, as supplemented and amended, this Note is nontransferable, except as may be required to effect transfer to any successor trustee to the Refunding Bond Trustee (as defined herein).

PUBLIC SERVICE COMPANY OF NEW MEXICO

2016 Pollution Control Series [A1*][B*] Senior Unsecured Notes
No.                                          $__________
Due: April 1, 2033
PUBLIC SERVICE COMPANY OF NEW MEXICO, a corporation organized and existing under the laws of the State of New Mexico (herein called the “Company” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________, as trustee under the Ordinance (defined below), on April 1, 2033 (unless this Note shall have been called for previous redemption and provision made for the payment of the redemption price thereof), the principal sum of ________________ Dollars ($__________) and to pay interest thereon from the Initial Interest Accrual Date (defined below) until the principal hereof is paid or made available for payment, at the rate or rates of interest from time to time borne by the Refunding Bonds (defined below) for the corresponding Rate Period (as defined in the Ordinance defined below) payable on each date on which such interest on the Refunding Bonds shall from time to time be due and payable (each such date being herein called an “Interest Payment Date”), commencing on the first Interest Payment Date following the Initial Interest Accrual Date.
Payment of the principal of, and premium, if any, and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
This Note is one of a duly authorized issue of senior notes of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of March 11, 1998 (herein, together with any amendments or supplements thereto, including the Eleventh Supplemental Indenture hereinafter referred to, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.) (as ultimate successor to The Chase Manhattan Bank, as trustee), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered, to all of which the Holder, by accepting this Note, assents. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to [$46,000,000*][$100,000,000*].
The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more supplemental indentures for the purpose of adding any
________________________
1* Insert as applicable for the 2016A Notes and 2016B Notes, the designation, principal amount, Ordinance and Guaranty applicable with respect to such series of 2016 Notes.

provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Notes of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Notes of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Notes of all series so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each, or all series, as the case may be, then Outstanding under the Indenture, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and permitting the Holders of specified percentages in principal amount of the Notes of each series Outstanding under the Indenture, on behalf of the Holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences, provided, however, that if any such past default affects more than one series of Notes, the Holders of a majority in aggregate principal amount of the Outstanding Notes of all such series, considered as one class, shall have the right to waive such past default, and not the Holders of the Notes of any one such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than a majority in aggregate principal amount of the Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing, considered as one class, a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

The Notes of this series have been issued to BOKF, NA, as trustee (herein called the “Refunding Bond Trustee”) under Ordinance No. 2016-[1291*][1292*], adopted by the City of Farmington, New Mexico (herein called the “City”) on August 23, 2016, as supplemented by Resolution No. 2016-1606, adopted by the City on September 22, 2016 (as so supplemented, the “Ordinance”), to secure the guarantee by the Company under a Guaranty Agreement dated as of September 1, 2016 between the Company and the Refunding Bond Trustee (herein called the “Guaranty”), of payment of the principal and premium, if any, the Purchase Price (as defined in the Ordinance), and interest due (herein called the “Guaranteed Amounts”) on the Pollution Control Revenue Refunding Bonds, 2016 Series [A*][B*](Public Service Company of New Mexico San Juan and Four Corners Projects), issued by the City under the Ordinance (herein called the “Refunding Bonds”).
In the event of failure by the Company to make any payment of any Guaranteed Amount when and as required to be made by it under the Guaranty, this Note shall bear interest from the last date to which interest on such Refunding Bonds has been paid in full prior to the failure of the Company to pay such Guaranteed Amount or, if such interest on the Refunding Bonds has never been paid in full, from the date of the original issuance of the Refunding Bonds (such date being herein called the “Initial Interest Accrual Date”), at the rate or rates from time to time borne by the Refunding Bonds, payable on the Interest Payment Dates in each year, commencing on the first Interest Payment Date following the Initial Interest Accrual Date.
The Trustee may conclusively presume that no payments with respect to interest on the Notes of this series are due unless and until the Trustee shall have received a written certificate from the Refunding Bond Trustee or successor trustee under the Ordinance, signed by an authorized officer of the Refunding Bond Trustee or such successor trustee, certifying that the Company has failed to make a payment of any Guaranteed Amount when and as required to be made by it under the Guaranty and specifying such Guaranteed Amount, the Initial Interest Accrual Date, the Interest Payment Date(s) and such other matters, if any, as shall be pertinent to the payment of interest on the Notes of this series. The Trustee may conclusively rely and shall be fully protected in acting upon any such certificate and shall have no duty with respect to the matters specified in any such certificate other than to make it available for inspection by the Company.
Upon the surrender for cancellation, at any time or from time to time, of Notes of this series by the Refunding Bond Trustee or any successor trustee under the Ordinance, or by the Company to the Trustee, the Notes so surrendered shall be deemed fully paid and the obligations of the Company thereunder shall be terminated, and such Notes shall be canceled by the Trustee and disposed of by the trustee pursuant to and in accordance with Section 3.09 of the Indenture.
This Note is nontransferable except to effect transfer to any successor trustee to the Refunding Bond Trustee, any such transfer to be made as provided in the Indenture and subject to certain limitations therein set forth, by the registration of transfer of this Note in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the successor Refunding Bond Trustee.
If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Notes, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, employee, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all Notes are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, employee, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Notes.
The Notes of this series are issuable only in registered form without coupons in denominations of $5,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
The Notes of this series shall be redeemable as provided in the Eleventh Supplemental Indenture, dated as of September 1, 2016, supplemental to the Indenture.
All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:
PUBLIC SERVICE COMPANY OF NEW MEXICO

By: _________________________________
[Title]

Attest:

[Assistant] Secretary

CERTIFICATION OF AUTHENTICATION
This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:
MUFG UNION BANK, N.A., as Trustee

By:    ______________________________
Authorized Signatory

ARTICLE THREE
ORIGINAL ISSUE OF 2016 NOTES

SECTION 3.01. 2016A Notes in the aggregate principal amount of $46,000,000 and 2016B Notes in the aggregate principal amount of $100,000,000 may, upon execution of this Eleventh Supplemental Indenture, or at any time thereafter, be executed on behalf of the Company by any officer or employee authorized to do so by a Board Resolution under its corporate seal affixed thereto or reproduced thereon attested by its Secretary or by one of its Assistant Secretaries and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said 2016A Notes and/or said 2016B Notes, as the case may be, in accordance with a Company Order, all pursuant to and in accordance with Section 3.03 of the Indenture, as heretofore supplemented.

ARTICLE FOUR
PAYING AGENT AND REGISTRAR

SECTION 4.01. MUFG Union Bank, N.A. will be the Paying Agent and Note Registrar for the 2016 Notes.
ARTICLE V
AMENDMENT

Section 5.01. The Indenture, as heretofore supplemented, is hereby amended by adding the following as a second paragraph of Section 6.06:

“The Trustee shall furnish the Company periodic cash transaction statements which include detail for all investment transactions effected by the Trustee or brokers selected by the Company. Upon the Company’s election, such statements will be delivered via the Trustee’s online service and upon electing such service, paper statements will be provided only upon request. The Company waives the right to receive brokerage confirmations of security transactions effected by the Trustee as they occur, to the extent permitted by law. The Company further understands that trade confirmations for securities transactions effected by the Trustee will be available upon request and at no additional cost and other trade confirmations may be obtained from the applicable broker.”
Section 5.02. The Indenture, as heretofore supplemented, is hereby amended by deleting the last sentence of Section 3.09 in its entirety and replacing it with the following sentence:
“All cancelled Notes held by the Trustee shall be delivered to the Company.”

ARTICLE SIX
SUNDRY PROVISIONS

SECTION 6.01. The Company hereby covenants that so long as any of the 2016 Notes shall remain outstanding, the Company shall deliver to the Trustee as soon as available true and complete copies of the Ordinance, the Sale Agreements, the Guaranty and copies of any supplements, amendments or replacements thereto, together with such other documents and instruments as the Trustee may reasonably request from time to time in connection with the transactions contemplated hereby. The Trustee may conclusively rely on any such documents or instruments received by it and shall have no duty to examine or take any other action with respect to any such documents or instruments so received other than to retain in its files any of same which it so receives and to make same available for inspection during normal business hours by any owner of the 2016 Notes.
SECTION 6.02. Except as otherwise expressly provided in this Eleventh Supplemental Indenture or in the form of the 2016 Notes or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of the 2016 Notes that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.
SECTION 6.03. The Indenture, as heretofore supplemented and as supplemented and amended by this Eleventh Supplemental Indenture, is in all respects ratified and confirmed, and this Eleventh Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
SECTION 6.04. The Trustee hereby accepts the trusts herein declared, provided, created, supplemented, or amended and agrees to perform the same upon the terms and conditions herein and in the Indenture set forth and upon the following terms and conditions:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eleventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article VI of the Indenture shall apply to and form part of this Eleventh Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations, and insertions, if any, as may be appropriate to make the same conform to the provisions of this Eleventh Supplemental Indenture.
To the extent permitted by Section 6.01 of the Indenture, and without limitation of Section 6.03 of the Indenture, the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document (including, without limitation, the Ordinance, the Sale Agreements, the Guaranty, and any notice, certificate, or other document provided for in the Ordinance, the Sale Agreements or the Guaranty) believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

SECTION 6.05. This Eleventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed as of the day and year first above written.

PUBLIC SERVICE COMPANY OF NEW MEXICO

By:     /s/ Elisabeth Eden
Elisabeth Eden
Vice President and Treasurer
[SEAL]
Attest:
/s/ Lisa Tillery
Assistant Secretary

MUFG UNION BANK, N.A., as Trustee

By:     /s/ Timothy P. Miller
Timothy P. Miller
Vice President